INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, DC


We consent to the use in this Registration Statement of CytoDyn, Inc. on Form SB-2, of our report dated August 20, 2004, appearing in the Prospectus and the Selected Financial Data, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Cordovano and Honeck, P.C.
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Cordovano and Honeck, P.C.
Denver, Colorado
September 22, 2004